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                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT ("Agreement"), dated as of May 1, 1997, is by and between THE RECOVERY NETWORK, INC., a Colorado corporation ("Company"), and WILLIAM MEGALOS ("Employee").

                                   WITNESSETH

WHEREAS, Company desires to employ Employee to manage and supervise all of its production activities on the terms and conditions set forth herein; and

WHEREAS, as an inducement to Company to offer such employment, Employee desires to enter into certain covenants, including without limitation a covenant not to compete with Company if his employment is terminated under certain circumstances set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


         1. Employment. Company shall employ Employee, and Employee shall be employed by Company, on the terms and conditions set forth herein for the period commencing as of the date hereof and (unless sooner terminated pursuant to Section 4) ending on November 30, 1998.

         2. Position and Duties. Employee shall manage and supervise all of the production operations and activities of Company. Employee shall report and be responsible directly to the Chief Operating Officer of Company or his designee and shall have and perform such duties and responsibilities relating to the business and operations of Company as may be appropriate to Employee's position and as the Chief Operating Officer of Company or his designee from time to time may assign to him, which are not inconsistent therewith. Without limiting the generality of the foregoing, Employee shall have the following duties:

                  (a) To develop programming and programming concepts for Company consistent with the guidelines and goals of Company as articulated by its President, its Chief Executive Officer, its Chief Operating Officer and its board of directors.

                  (b) To produce all programming that Company elects to produce other than through third-party contractors.




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                  (c) To serve as executive producer when Company elects to
produce programming through third-party contractors, including without limitation retaining and supervising contractors.

                  (d) To identify and acquire suitable existing programming, including without limitation through the negotiation of fees for and the reformatting of such programming.

                  (e)      To identify and develop program formats.

                  (f) To identify, develop and monitor the "look and feel" of Company programming by first utilizing in-house resources and, if those are not sufficient, by the retention and supervision of third-party contractors.

                  (g) To retain and supervise all production of music including third-party providers and, under the supervision of Company's senior legal officer, to obtain all proper copyright permission and any other rights necessary for all music used in Company programming.

                  (h) To produce or executive produce all promotional material used by Company whether produced in-house or by third-party providers or vendors.

                  (i) To act as liaison with local cable operators and programmers on "Recovery America" and other Company programming.

                  (j) To screen and evaluate programming submitted by members of the National Recovery Partnership.

                  (k) To obtain proper copyright permission and negotiate fees and all other rights for programming accepted from members of the National Recovery Partnership under the supervision of Company's senior legal officer.

                  (l) To evaluate and establish a "master control" procedure and monitor its daily functioning.

                  (m) To manage and control departmental budgets and provide to Company's comptroller all information necessary to produce variance reporting on a monthly basis as directed.

                  During the term of his employment, Employee shall devote his full time, attention, and best efforts to Company and to the furtherance of its interests and shall not directly or indirectly engage in, or enter into the employment of, or otherwise render services to or for, or act as a manager, member or officer of, any other business (other than established trade associations of which Company is a


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member) except for non-remunerative participation in charitable organizations and service as a director of non-competitive businesses.

         3. Compensation.

                  (a) Company shall pay to Employee an annual base salary of $120,000, payable $10,000 per month in equal semi-monthly installments during the term of his employment.

                  (b) Employee shall be entitled to participate in and receive benefits under any employee benefit plans and arrangements from time to time made available to the employees of Company generally, when and as implemented and subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Amounts paid to Employee under any such plan or arrangement shall not be deemed to be made in lieu of any other compensation payable to Employee hereunder.

                  (c) Employee shall be entitled to ten business days of paid vacation and additional holidays in accordance with Company policy, as determined by the Chief Operating Officer of Company from time to time. Vacation days shall accrue at the rate of 0.833 days per month commencing as of November 1, 1996. The timing of vacation days is subject to the reasonable advance approval of the Chief Operating Officer of the Company.

                  (d) Subject to the standard expense reimbursement policies of Company, Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of his duties and the discharge of his responsibilities hereunder. Employee shall submit to the Chief Financial Officer of the Company, not more than thirty (30) days following the end of each calendar month during the term of his employment, such information on such forms as Company may request, which may include, but need not be limited to, an itemized list of all expenses incurred by him during the preceding calendar month, setting forth dates, the purposes for which incurred and the amounts thereof, together with such receipts as Employee may reasonably be able to obtain and such other documentation as may be required from time to time to enable Company to deduct such expenses under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         4. Termination. The term of this Agreement and of Employee's employment hereunder may be terminated before November 30, 1998, on the following terms and conditions:

                  (a) By Employee for any reason, upon at least 30 days' advance written notice, or upon Employee's death, with Company's only liability being the


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payment of base salary, reimbursement for accrued and unpaid expenses and vacation compensation earned and unpaid as of Employee's last day of work;

                  (b) By mutual agreement of Company and Employee, on such terms and with such compensation as may be mutually agreed upon; provided, however, that such severance compensation shall not exceed the amount payable under
Section 4.(d) hereof;

                  (c) By Company for "good cause" (as hereinafter defined), such termination to be effective immediately upon notice of such termination from Company to Employee, with Company's only liability being the payment of base salary, reimbursement for accrued and unpaid expenses and vacation compensation earned and unpaid through the date of such termination; or

                  (d) By Company without "good cause," upon not less than 30 days' prior written notice, with reimbursement for accrued and unpaid expenses plus severance compensation equal to base salary and vacation compensation for 90 days following the effective date of such termination; which Company shall pay to Employee ratably during such 90 day period and otherwise in accordance with its ordinary payroll procedures.

                  For purposes of this Section 4, "good cause" shall mean any act or omission of Employee constituting gross negligence or willful misconduct in the conduct of his duties for Company; any breach by Employee of the terms of his Non-Disclosure and Inventions Agreement; Employee's conviction (which conviction, through lapse of time or otherwise is not subject to appeal) in a court of law of a felony or a crime involving moral turpitude; Employee's taking or failing to take any action, or engaging or failing to engage in any conduct or activity, which taking or engaging or failing to do so (i) has, or could reasonably be expected to have, a material adverse effect on the business, operation or condition (financial or other) of Company or (ii) subjects, or could reasonably be expected to subject, Company to public disrepute or to statutory or tort liability; or (given the nature of Company's mission as a disseminator of information, programs and the culture of recovery from such abuse) alcohol or substance abuse.

         5. Competitive Activity.

                  (a) During the term of this Agreement and for one year after the termination of this Agreement for any reason set forth in Sections 4(a) or
(c) above only, Employee shall not directly or indirectly (as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer or otherwise), engage in any activities that could be deemed a conflict of interest or in any way compete with Company or its affiliates within the United States in
(i) the development or provision of television, radio, interactive and other new media programming


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services primarily offering information, direction or support to people afflicted with or affected by alcoholism, chemical dependency, eating disorders and other behavioral health problems ("Recovery Media Business"), (ii) any other line of Recovery Media Business in which Company or its affiliates shall be engaged, or shall have formed an intention to engage with the active participation of Employee in planning or evaluation, at any time during the term of Employee's employment, including without limitation sales and merchandising of recovery related material. Employee shall not be precluded from owning less than one percent of the securities of any competitor of Company or its affiliates if such securities are publicly traded on a national securities exchange or are quoted on an automated quotation system. Employee represents and warrants that he is under no competitive restrictions or obligations to third parties that affect his performance hereunder.

                  (b) During the term of this Agreement and for one year after the termination of this Agreement for any reason, whether or not such termination shall be alleged or later found to be unlawful, wrongful or in breach of contract. Employee shall not contact, directly or indirectly, any customer of Company or supplier of programming or production services to Company with whom Employee had contact during the term of this Agreement unless such contact by Employee is not related to the Recovery Media Business.

                  (c) Employee acknowledges that, through his employment with Company, he will acquire access to information suited to immediate application by a business in competition with Company. Employee acknowledges that he has executed concurrently with this Agreement a Non-Disclosure and Inventions Agreement, the terms of which are incorporated herein by reference as if set forth herein verbatim, that imposes obligations on Employee with respect to information about Company. Employee considers the restrictions on his future employment or business activities contained in this Section 5 to be in all respects reasonable and necessary. Employee acknowledges that Company and its affiliates and competitors operate throughout the United States, expressly consents to the geographic restriction on competition contained in this Section 5, and believes that such restriction is reasonable given the nature of Company's business.

                  (d) Employee acknowledges the possibility that his standard of living may be reduced during the one year following the termination of this Agreement and assumes the risk associated with that possibility.

                  (e) Employee acknowledges that, upon a breach of this Section 5, Company will suffer immediate and irreparable harm and damage for which money damages alone cannot fully compensate. Employee therefore agrees that, upon such breach or threat thereof, Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction and all other injunctive relief, without posting any bond or other security, to bar employee from violating this


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Agreement. Nothing in this section shall be construed as an election of remedies or waiver of any right available to Company under this Agreement or by law, including without limitation the right to seek damages from Employee for breach of this Agreement.

                  (f) To the extent possible or required under applicable law, including, without limitation, the U.S. Copyright Act, the results and proceeds of any and all services and materials (collectively "Materials") written, produced or created by Employee during the term of his employment hereunder relating to the Recovery Media Business, and the content and use thereof, shall be considered Works Made For Hire or, if not legally capable of being considered as such, then and in such event Employee hereby assigns to Company in perpetuity all right, title and interest, including copyright, he may have in or to such Materials throughout the universe free and clear of any and all claims for royalties or other compensation other than that specified herein. Should Employee develop ideas, scripts, concepts or other creative properties which do not relate to the Recovery Media Business during the term of his employment, Employee shall give Company the first right of negotiation and last matching right to develop such property.

         6. Successors and Assigns. This Agreement and all rights hereunder shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by Company's successors and assigns. This Agreement is personal in nature, and neither party shall, without the prior written consent of the other, assign or transfer this Agreement or any right or obligation hereunder.

         7. Notice. Any notice or other communication hereunder to either party shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, postage prepaid, addressed (a) if to Company at 1411 5th Street, Suite 250, Santa Monica, CA 90401 and (b) if to Employee at his address sent forth on the personnel records of Company, or to such other address as either party may have furnished to the other in writing in accordance herewith.

         8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to agreements made and to be performed entirely in such state without giving effect to the conflicts of laws and principles thereof. Venue for any action arising out of this Agreement shall be proper in Los Angeles County, California.

         9. Severability. If any court of competent jurisdiction shall declare any provision of this Agreement to be invalid or unenforceable, the remainder of this Agreement shall remain fully enforceable. To the extent that any court shall


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conclude that any provision of this Agreement is void or voidable, the court shall reform such provision only to the extent necessary to render the provision enforceable with a view to the parties' desire that Company be protected to the greatest extent possible under applicable law from improper competition and the disclosure of its trade secrets.

         10. Integration. This Agreement constitutes the entire agreement of the parties and a complete merger of prior negotiations and agreements. This Agreement may be modified only in a writing signed by the parties.

         11. Arbitration. Should the parties have a dispute regarding matters which are the subject matter of this Agreement which they cannot resolve between themselves, such dispute shall be submitted to binding arbitration pursuant to local rules in Los Angeles County in either Superior or Municipal Court. The prevailing party in such an arbitration shall be entitled to legal fees and costs of such arbitration.

         12. Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by a written instrument signed by both parties. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and a written waiver shall operate only as to the specific term or condition waived and not for the future or as to any act other than specifically waived.

         13. Construction. The parties have reviewed this Agreement in its entirety and acknowledge that each has had a full opportunity to negotiate its terms and to consult concerning this Agreement with counsel of its own choosing. The parties expressly waive any and all applicable common law and statutory rules of construction to the effect that any provision of a contract should be construed against the drafter. This Agreement and all provisions hereof shall in all cases be construed as a whole, according to the fair meaning of the language used. Any party contesting the validity, existence, adequacy, or terms of this Agreement shall have the burden of proof as to fraud, concealment, the failure to disclose material information, unconscionability, misrepresentation, mistake of fact or law and any other matters. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.




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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


THE RECOVERY NETWORK, INC.



BY:  /s/ William D. Moses
     -------------------------------------
     William D. Moses
     President and Chief Executive Officer




     /s/ William Megalos
     --------------------------------------
     William Megalos







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